Exhibit 16(a)(5): Opinion as to Legality

ING LOGO AMERICAS US Legal Services

J. Neil McMurdie Counsel (860) 580-2824 Fax: (860) 580-4844 neil.mcmurdie@us.ing.com

April 30, 2009

Members of the Board of Directors ING Life Insurance and Annuity Company One Orange Way Windsor, CT 06095

Re:	File No. 333-133157
Prospectus Name: Guaranteed Account
Post-Effective Amendment No. 3 to Registration Statement on Form S-1

Ladies and Gentlemen:

In my capacity as Counsel to ING Life Insurance and Annuity Company, a Connecticut domiciled corporation (“Company”), I have supervised the preparation of the registration statement for the ING Life Insurance and Annuity Company Guaranteed Account available under certain variable annuity contracts (“Contracts”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

(1)	The Company was organized in accordance with the laws of the State of Connecticut and is a duly authorized stock life insurance company under the laws of Connecticut and the laws of those states in which the Company is admitted to do business;

(2)	The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

(3)	The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

(4)	The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ J. Neil McMurdie
J. Neil McMurdie
Counsel
Windsor Site	ING North America Insurance Corporation
One Orange Way, C1S
Windsor, CT 06095-4774